Exhibit 10.1

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made as of August 22, 2011 by and among AlphaRx, Inc., a Delaware corporation (the “Debtor”), and the parties listed on Schedule A under heading Secured Parties (each a “Secured Party”, and collectively the “Secured Parties”).

A. The Secured Parties have purchased and the Debtor and AlphaRx Canada Limited have issued secured promissory notes in the initial aggregate principal amount of C$1,320,082.99 Canadian Dollars and US$62,594.02 United States Dollars (the “Notes”) which supersede and replace a series of unsecured promissory notes owed by the Debtor to the Secured Parties and which are detailed on Schedule A hereto.

B. Each Note provides that it is secured by a general security interest over all of the assets of the Debtor, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Grant of Security Interest. The Debtor, in consideration of the funds advanced under the Notes, hereby grants, and conveys, a security interest in and to all of the Debtor’s existing and future right, title and interest in, to and under the Collateral (as defined in Section 2). This security interest is granted to the Secured Parties to secure (a) the payment of all indebtedness evidenced by the Notes and all renewals, extensions, and modifications of the Notes; (b) the payment, performance and observance of all obligations, covenants and agreements to be paid, performed or observed by the Debtor to any of the Secured Parties; (c) the payment of all other sums, with interest thereon, advanced under the terms of this Agreement; and (d) the performance of the agreements and warranties of the Debtor contained in this Agreement, the Notes, or incorporated in any of these agreements by reference (the “Obligations”). The Secured Parties shall have all of the rights of a secured party under the Uniform Commercial Code or other commercial code of the jurisdiction where the Collateral may be located (“UCC”). The Secured Parties’ security interest in the Collateral shall attach to all such Collateral without further action on the part of the Secured Parties.

2. Collateral. The property subject to the security interest (the “Collateral”) includes all of the Debtor’s tangible and intangible property and assets, wherever located and in whatever form, whether now owned or hereafter acquired, including, without limitation, the following:

2.1 All of the Debtor’s machinery and equipment (as defined in the UCC), and all substitutions, creations, replacements and additions thereto and all components and auxiliary parts used in connection therewith, including all furniture and fixtures;

2.2 All of the Debtor’s accounts, accounts receivable, contract rights, instruments, documents, chattel paper and general intangibles (as such terms are defined in the UCC);

2.3 All forms of obligations owing to the Debtor;

2.4 All tax refunds and tax refund claims;

2.5 All guaranties, security and liens for which the Debtor may hold for the payment or performance of any item of Collateral;

2.6 Letters of credit payable to the Debtor and all proceeds therefrom;

2.7 All rights to goods represented by any item of Collateral, or the sale of which goods gave rise to any item of Collateral;

2.8 the Debtor’s good will;

2.9 All of the Debtor’s inventory (as defined in the UCC), including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereinafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in the Debtor’s business and all other tangible personal property of the Debtor, wherever located, whether in the Debtor’s or some other person’s possession, and any materials and supplies of any kind used in connection with the Debtor’s business or for packaging or shipping such inventory upon its return to replevy or repossession by the Debtor after sale;

2.10 All instruments of title or documents relating to any item of Collateral;

2.11 All the Debtor’s books, records and lists in whatever form maintained related to any item of Collateral;

2.12 All patents and applications for a patent, including, without limitation, each patent and patent application, together with all reissues, continuations, divisions, modifications, substitutions and extensions thereof;

2.13 All know-how, proprietary information, all software source and object code whether created or licensed by the Debtor, all data that comprises the Debtor’s databases;

2.14 All trademarks and copyrights;

2.15 All commercial tort claims;

2.16 Any other property which now or hereafter serves as security for the Obligations;

2.17 All property of the types described in Sections 2.1 through 2.15 or similar thereto, that at any time hereafter may be acquired by the Debtor, including but not limited to all accessions, parts, additions, and replacements; and

2.18 All proceeds of any item of Collateral and all proceeds of such proceeds, including (without limitation) all accounts, instruments, chattel paper or other rights to payment, money, insurance proceeds and all refunds of insurance premiums due or to become due under all insurance policies covering the foregoing property and proceeds derived from any condemnation of the Collateral.

3. Perfection of Security Interest. Concurrently with the execution of this Agreement, the Debtor shall deliver to Secured Parties, or their agents, a form or forms of National Financing Statement or comparable commercial form used in the jurisdiction where the respective Collateral is located (Form UCC-1) and such other documentation as may be required or helpful as evidence of the granting and perfection of the security interest in the Collateral granted to the Secured Parties hereunder. The Secured Parties shall, immediately upon execution of this Agreement, cause the financing statement(s) to be filed with the governing regulatory body or governmental office where the Collateral is located.

4. Subordination. Each Secured Party shall, from time to time, at the request of the Company, subordinate the portion security interest securing repayment of the Notes covering accounts receivable only to any accounts receivable or equipment based financing obtained by the Company from any bank or other lender or for Permissible Liens as set forth on Schedule B.

5. Removal of Collateral Prohibited. The Debtor shall not permanently remove any Collateral from its premises without the written consent of the Secured Parties, except that the Debtor may dispose of Collateral in the ordinary course of business.

6. Debtor’s Representations, Warranties and Covenants. As long as the Debtor has outstanding Obligations to a Secured Party, the Debtor hereby represents, warrants and covenants with such Secured Party that:

6.1 The Debtor is a corporation duly organized and validly existing under the laws of the State of Delaware, and it will at all times take or cause to be taken all actions as may from time to time be necessary to maintain in good standing, preserve and renew its company existence and rights.

6.2 The Debtor and its officers signing this Agreement have the corporate power and authority to enter into and perform this Agreement and have taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and any related agreements or documents. This Agreement is a legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms; and the Debtor’s execution, delivery and performance of this Agreement does not conflict with or violate the Debtor’s certificate of incorporation, bylaws, or any law, regulation, order, judgment, rule or agreement to which the Debtor is a party or by which it is bound.

6.3 The Collateral is and shall at all times remain free and clear of any and all liens, claims or encumbrances that are senior to the lien granted by this Agreement.

6.4 Except for inventory sold in the ordinary course of business, the Debtor has and will have good and indefeasible title to, and is and will be the true owner of the Collateral.

6.5 The execution of and performance by the Debtor of all of the terms and provisions contained in this Agreement do not and will not constitute, or would not constitute following any notice or lapse of time, an event of default under any agreement (including any existing loan agreement, promissory note or other loan document) to which the Debtor is now or hereafter becomes a party.

6.6 The Debtor will punctually pay or cause to be paid all payments of principal and interest to become due in respect of the Note according to the terms thereof.

6.7 The Debtor will keep, at all times, true and complete books of account and financial records in accordance with generally accepted accounting principles.

6.8 Within ten days after written notice from the Secured Parties, the Debtor shall reimburse the Secured Parties, for all sums expended by them in connection with the filing of any third-party claim as to the Collateral or any part thereof which the Secured Parties may deem reasonably necessary or desirable, or in connection with any action brought by the Secured Parties, to correct any default or enforce any provision of this Agreement, including reasonable attorneys’ fees and expenses and court costs.

6.9 The Debtor will not sell, transfer or encumber the Collateral except in the ordinary course of business.

6.10 Except in the ordinary course of business, the Debtor shall not lease or otherwise dispose of, remove, move, relocate or transfer, or permit the removal, movement, relocation or transfer, whether by sale or otherwise, any of the Collateral, and shall keep the Collateral only at its principal place of business, or at any other secured warehouse or location owned or leased by the Debtor, or such other location as shall be used from time to time by the Debtor to temporarily store the Collateral so long as the Collateral remains fully insured, unless and until the Debtor provides Secured Party, with written notice that the Collateral is being moved to such location, specifying the exact address of such location and the exact Collateral to be moved, at least 30 days prior to moving the Collateral to such location.

7. Protection of Secured Party’s Security. If an Event of Default, as defined in the Notes, has occurred, or if any action or proceeding is commenced which materially adversely affects the Collateral or title thereto or the interest of the Secured Parties therein, then the Secured Parties, upon the prior written consent of the Secured Parties, may make such appearance, disburse such sums, and take such action as the Secured Parties deem necessary, in their sole discretion, to protect the Secured Parties’ interest, including but not limited to (a) disbursement of reasonable hourly attorneys’ fees, (b) entry upon the Debtor’s property to make repairs to the Collateral, and (c) procurement of satisfactory insurance that is reasonable under the circumstances. Any amounts disbursed by the Secured Parties pursuant to this Section 7, with interest thereon, shall become additional indebtedness of the Debtor secured by this Agreement. Unless the Debtor and the Secured Parties agree to other terms of payment, such amounts shall be immediately due and payable, and if the Secured Parties notify the Debtor within five days of such disbursement, all such amounts shall bear interest from the date which is ten days following the date of disbursement at the rate stated in the Notes. Nothing contained in this Section 7 shall require the Secured Parties to incur any expense or take any action.

8. Forbearance Not a Waiver. Any forbearance by Secured Parties in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of, or preclude the exercise of, any right or remedy. The acceptance by the Secured Parties of payment of any sum secured by this Agreement or Note after the due date of such payment shall not be a waiver of the Secured Parties’ right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. No action taken by the Secured Parties shall waive the Secured Parties’ right to accelerate the indebtedness secured by this Agreement and seek such other remedies as are provided by this Agreement, the Note or applicable law.

9. Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the UCC for all of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the UCC, and the Debtor hereby grants the Secured Parties a security interest in such items. The Debtor agrees that the Secured Parties may file any appropriate document in the appropriate jurisdiction as a financing statement for any of the Collateral. In addition, the Debtor agrees to execute, if necessary, and deliver to the Secured Parties, upon a Secured Party’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement or the Note in such form as the Secured Parties may require to perfect a security interest with respect to said Collateral. The Debtor shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Secured Parties may reasonably require. Without the prior written consent of the Secured Parties, the Debtor shall not create or suffer to be created pursuant to the UCC any other security interest in the Collateral, including replacements and additions thereto, except as set forth herein. Upon the occurrence of an Event of Default (as such term is defined in the Notes), the Secured Parties shall have the remedies of a “secured party” under the UCC and, at the Secured Parties’ option, may also invoke the other remedies provided in this Agreement, the Notes, or the Note as to such items. In exercising any of such remedies, the Secured Parties may proceed against any or all of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Parties remedies under the UCC or of the other remedies provided in this Agreement and/or the Subscription Agreement.

10. Events of Default. The Debtor shall be in default under this Agreement upon the occurrence of an Event of Default as such term is defined in the Notes.

11. Rights of Secured Parties.

(a) Upon the occurrence of an Event of Default (as such term is defined in the Notes) or a breach of the Note, the Secured Parties may, at the request of the Majority Note holders, require the Debtor to assemble the Collateral and make it available to the Secured Parties at the place to be designated by the Secured Parties which is reasonably convenient to both parties. The Secured Parties may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition pursuant to the UCC. The Secured Parties or any Secured Party may bid at any public sale on all or any portion of the Collateral. The Secured Parties shall give the Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least ten days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

(b) Notwithstanding any provision of this Agreement, the Secured Parties shall be under no obligation to offer to sell the Collateral. In the event the Secured Parties offers to sell the Collateral, the Secured Parties will be under no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral.

(c) In the event the Secured Parties elects not to sell the Collateral, the Secured Parties may elect to follow the procedures set forth in the UCC for retaining the Collateral in satisfaction of the Debtor’s obligation, subject to the Debtor’s rights under such procedures.

12. Remedies Cumulative. Each remedy provided in this Agreement or the Note is distinct and cumulative to all other rights or remedies under this Agreement or the Note or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

13. Costs and Expenses. The Debtor agrees to pay on demand all costs and expenses, including reasonable hourly attorney’s fees and court costs, of the Secured Parties in connection with the enforcement of this Agreement (whether suit is commenced or not).

14. Notices, etc. All notices, requests, demands, approvals, consents, and other communications which are required or may be given hereunder shall be (a) in writing; (b) addressed to the address furnished addressed to the parties as set forth on the signature page hereto, unless a party notifies the others of a change of address (in which case the latest noticed address shall be used); and (c) deemed to have been duly given (i) on the date given by hand delivery or facsimile, or (ii) the day after deposit with a recognized overnight courier; provided that if the actual or deemed notice date is not a business day, the date of actual or deemed notice shall be the next business day thereafter.

15. Entire Agreement, Savings Clause, Assigns and Governing Law. This Agreement, and the Notes and all documents referenced therein contain the entire understanding between and among the parties and supersede any prior understandings and agreements among them respecting the subject matter of such agreements and instruments. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

16. Amendment and Additional Parties. The Agreement may be amended only in writing signed by the Debtor and the Secured Parties.

17. Attorneys’ Fees. Any actions or proceedings, including arbitration, brought by either party with respect to this Agreement, the court or arbitrator in such action or proceeding shall award to the prevailing party, in addition to any other relief granted, (i) the actual attorneys’ fees based on a reasonable hourly basis which the prevailing party has paid or is obligated to pay; and (ii) all costs and expenses, not merely recoverable costs, which the prevailing party has paid or is obligated to pay. The court may reduce such actual attorneys’ fees, costs and expenses only to the extent that the court determines that such amounts were unnecessarily incurred or unreasonable. In addition, the parties agree that if any dispute between the parties results in a judgment in favor of either party, such party shall be entitled to recover from the other all reasonable hourly attorneys’ fees and costs incurred by it in enforcing such judgment. This provision is intended to be severable from any other provision of this Agreement and is not to be deemed merged in the judgment.

18. Time is of the Essence. TIME IS EXPRESSLY DECLARED TO BE OF THE ESSENCE of each Obligation of the Debtor hereunder and in all matters concerning this Agreement, including all acts or things to be done or performed in connection herewith, and specifically of every provision of this Agreement and the Notes in which time is an element.

19. Counterparts; Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one Agreement to be effective as of the date of execution of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

THE DEBTOR:

ALPHARX, Inc.
a Delaware corporation

By:	/s/ Michael Lee
Name:	Michael Lee
Its:	President & CEO

Address: 19/F, Two International Finance Centre, Hong Kong

Phone: (852) 2251 1927
Fax: (852) 3020 0362

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the date first above written.

SECURED PARTY
Name: Michael Lee

By:	/s/ Michael Lee
Name:	Michael Lee

SECURED PARTY
Name: Rita Sung

By:	/s/ Rita Sung
Name:	Rita Sung

SECURED PARTY
Name: First Scion Investments Limited

By:	/s/ Simon Wong
Name:	Simon Wong

SECURED PARTY
Name: AlphaRx International Holdings

By:	/s/ Ruby Hui
Name:	Ruby Hui

Schedule A
SECURED PARTIES

Borrower	PN	Date	Principal	Interest	Secured Party
AlphaRx Inc.	107	July 1, 2011	C$95,000	12%	AlphaRx International Holdings
AlphaRx Inc.	108	July 1, 2011	US$19,594.02	12%	AlphaRx International Holdings
AlphaRx Inc.	109	July 1, 2011	US$43,000	12%	First Scion Investments Limited
AlphaRx Inc.	110	July 1, 2011	C$37,295	12%	First Scion Investments Limited
AlphaRx Inc.	111	July 1, 2011	C$10,000	12%	Rita Sung
AlphaRx Inc.	112	July 1, 2011	C$6,000	12%	Michael Lee
AlphaRx Canada Ltd	080	July 1, 2011	C$584,313.99	12%	AlphaRx International Holdings
AlphaRx Canada Ltd	081	July 1, 2011	C$542,974	12%	First Scion Investments Limited
AlphaRx Canada Ltd	082	July 1, 2011	C$44,500	12%	Michael Lee

Schedule B

PERMITTED LIENS

“Permitted Liens” are:

(a)	Liens approved in writing by a majority of the Note holders;

(b)	Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the Debtor maintains adequate reserves on its books;

(c)

Purchase money liens (i) on equipment acquired or held by the Debtor incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment;

(d)	Leases or subleases and licenses or sublicenses granted in the ordinary course of the Debtor’s business including those listed on Attachment A incorporated herein by reference; and

(e)

Liens of carriers, warehousemen, suppliers, or other persons that are possessory in nature arising in the ordinary course of business so long as such liens attach only to inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto.